--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) December 31, 1996

                            The Eastwind Group, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


             Delaware                                       0-27638                                       23-2732753
---------------------------------             ---------------------------------             ----------------------------------------
                                                                                                        (IRS Employer
(State or other jurisdiction of                    Commission file Number                           Identification Number)
 incorporation or organization)


                 -----------------------------------------------
                         100 Four Falls Corporate Center
                                    Suite 305
                           West Conshohocken, PA 19428
                                 (610) 828-6860
                 -----------------------------------------------
                   (Address, including zip code, and telephone
                  number [including area code] of registrant's
                           principal executive office)
                 -----------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

(a)      Financial Statements of Tygart Moulding Corporation                    Page No.
         ---------------------------------------------------                    --------
         Report of Independent Accountants                                          F- 1

         Balance Sheets                                                             F- 3

         Statements of Loss and Retained Earnings                                   F- 5

         Statements of Cash Flows                                                   F- 7

         Notes to the Financial Statements                                          F- 9

(b)      Pro Forma Financial Information
         -------------------------------

         Basis of Presentation                                                      F-22

         Unaudited Pro Forma Consolidated Statement of Operations for
               the Year Ended December 31, 1995                                     F-23

         Unaudited Pro Forma Consolidated Statement of Operations for
               the Nine Months Ended September 30, 1996                             F-24

         Unaudited Pro Forma Condensed Consolidated Balance Sheet
               as of September 30, 1996                                             F-25

         Notes to Unaudited Pro Forma Consolidated Financial Statements             F-26

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Tygart Moulding Corporation
Beverly, West Virginia and
  Charlottesville, Virginia


     We have audited the accompanying balance sheet of TYGART MOULDING CORPORATION as of December 31, 1995, and the related statements of loss and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of TYGART MOULDING CORPORATION as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     This report has been reissued to reclassify the debt due to NationsBank as currently due, and to present comparative unaudited (compiled) information for the nine months ended September 30, 1996 and 1995. Our original report for the year ended December 31, 1995 was issued and was dated March 21, 1996. The effects of the proposed sale of the Company's assets to the Eastwind Group, Inc., which is to occur on December 31, 1996, have not been included in this report.

To the Board of Directors
  and Stockholders
Tygart Moulding Corporation


REPORT OF INDEPENDENT ACCOUNTANTS--(Cont'd)

     We have compiled the accompanying balance sheet of TYGART MOULDING CORPORATION as of September 30, 1996, and the related statements of income and retained earnings, and cash flows for the nine months ended September 30, 1996 and 1995, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of the Company's management. We have not audited or reviewed the accompanying financial statements as of September 30, 1996 and 1995 and, accordingly, do not express an opinion or any other form of assurance on them.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in default of making loan payments and of other loan covenants with NationsBank. Accordingly, NationsBank may demand repayment of the loans. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Charlottesville, Virginia
December 30, 1996

                          TYGART MOULDING CORPORATION
                          ---------------------------


                                Balance Sheets
                                --------------

                   December 31, 1995 and September 30, 1996
                   ----------------------------------------
                    (See Report of Independent Accountants)


                                    ASSETS
                                    ------


                                                  December 31,   September 30,
                                                     1995            1996
                                                     ----            ----
                                                   (Audited)      (Compiled)

CURRENT ASSETS
--------------
  Cash and cash equivalents....................   $  129,375      $  268,080
  Accounts receivable - trade..................      331,477         315,108
  Inventory....................................    2,392,302       1,740,972
  Prepaid expenses.............................       32,321          29,827
  Income tax refunds receivable................       47,479           7,934
  Deferred tax asset...........................       93,000          70,000
                                                  ----------      ----------

     Total current assets......................    3,025,954       2,431,921
                                                  ----------      ----------

PROPERTY, PLANT AND EQUIPMENT
-----------------------------
  Land and improvements........................      291,894         291,894
  Buildings and improvements...................    2,172,095       2,172,095
  Plant machinery and equipment................    1,959,718       1,975,320
  Furniture, fixtures and equipment............      575,988         456,120
  Vehicles.....................................      165,510         165,510
                                                  ----------      ----------
     Total.....................................    5,165,205       5,060,939
  Less:  Accumulated depreciation..............    2,513,398       2,598,557
                                                  ----------      ----------

       Net property, plant and equipment.......    2,651,807       2,462,382
                                                  ----------      ----------


OTHER ASSETS
------------
  Loan costs - net of accumulated
     amortization of $25,362 and $32,496,
     respectively..............................       41,213          34,079

  Leasehold improvements, net of
     accumulated amortization of $69,696 and
     $48,347, respectively.....................       57,527          40,171
                                                  ----------      ----------

                                                      98,740          74,250



                                                  ----------      ----------

                                                  $5,776,501      $4,968,553
                                                  ==========      ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                  December 31,   September 30,
                                                     1995            1996
                                                     ----            ----
                                                   (Audited)      (Compiled)
 CURRENT LIABILITIES
 -------------------
  Line of credit...............................   $1,539,000      $1,533,000
  Notes payable................................    2,166,784       2,018,324
  Current portion of capital lease
   obligations.................................       25,886          29,703
  Accounts payable.............................      303,264         172,121
  Accrued vacation and leave pay...............      127,740          98,295
  Accrued salaries and commissions.............       28,459          34,161
  Accrued payroll taxes and withholdings.......       22,479          26,346
  Sales tax payable............................       22,904          12,879
  Customer deposits............................       74,607          48,911
  Accrued interest.............................       26,919         167,019
                                                  ----------      ----------

      Total current liabilities................    4,338,042       4,140,759
                                                  ----------      ----------

 LONG-TERM LIABILITIES
 ---------------------
  Note payable to officer......................      200,000         200,000
  Capital lease obligations....................       97,460          74,014
  Deferred income taxes........................      333,437          93,437
                                                  ----------      ----------

   Total long-term liabilities.................      630,897         367,451
                                                  ----------      ----------

         Total liabilities.....................    4,968,939       4,508,210
                                                  ----------      ----------

 STOCKHOLDERS' EQUITY
 --------------------
  Common stock - 10(c) par value; authorized
    250,000 shares; issued and outstanding
    107,300 shares..............................      10,730          10,730
  Paid-in capital...............................   1,470,396       1,355,681
  Retained earnings.............................   1,103,207         755,988
                                                  ----------      ----------
      Total.....................................   2,584,333       2,122,399
  Less:  Deferred compensation - ESSOP.......... ( 1,776,771)    ( 1,662,056)
                                                  ----------      ----------

         Net stockholders' equity...............     807,562         460,343
                                                  ----------      ----------

                                                  $5,776,501      $4,968,553
                                                  ==========      ==========



  (The accompanying notes are an integral part of these financial statements)

                          TYGART MOULDING CORPORATION
                          ---------------------------

                   Statements of Loss and Retained Earnings
                   ----------------------------------------
                       Year Ended December 31, 1995 and
                       ---------------------------------
             Nine-Month Periods Ended September 30, 1995 and 1996
             ----------------------------------------------------
                    (See Report of Independent Accountants)

                                    Year Ended        Nine Month Periods
                                   December 31,       Ended September 30,
                                                  -------------------------
                                       1995           1995          1996
                                       ----           ----          ----
                                     (Audited)     (Compiled)    (Compiled)

NET REVENUES.....................   $ 8,714,842   $ 6,443,974   $ 5,573,677
                                    -----------   -----------   -----------
COST OF GOODS SOLD
------------------
  Raw materials..................     3,487,817     2,550,259     2,373,789
  Labor..........................     1,596,185     1,219,800     1,038,517
  Indirect costs.................       702,042       549,999       489,123
  Plant depreciation.............       188,752       142,055       136,692
                                    -----------   -----------   -----------

     Cost of goods sold..........     5,974,796     4,462,113     4,038,121
                                    -----------   -----------   -----------

GROSS PROFIT.....................     2,740,046     1,981,861     1,535,556
------------                        -----------   -----------   -----------

SELLING, GENERAL AND
--------------------
  ADMINISTRATIVE EXPENSES
  -----------------------
     Salaries....................     1,263,565       978,218       780,396
     Rent........................       366,481       275,613       286,406
     Advertising.................       100,775        87,612        24,870
     Legal and other
       professional fees.........        68,508        65,021       185,126
     Depreciation................        72,487        55,387        49,724
     Uncollectible accounts......        16,193         1,638         2,454
     Amortization of loan costs           9,510         7,134         7,134
     Other general and selling
       expenses..................       685,929       527,843       479,692
                                    -----------   -----------   -----------

       Total selling, general
       and administrative
       expenses..................     2,583,448     1,998,466     1,815,802
                                    -----------   -----------   -----------

INCOME (LOSS) FROM OPERATIONS           156,598   (    16,605)  (   280,246)
-----------------------------

INTEREST EXPENSE.................   (   396,211)  (   303,867)  (   262,664)
----------------

OTHER INCOME (LOSS)..............        20,274        17,493   (    21,309)
-------------------                 -----------   -----------   -----------

LOSS BEFORE CONTRIBUTIONS TO
----------------------------
  ESSOP AND INCOME TAX BENEFIT      (   219,339)  (   302,979)  (   564,219)
  ----------------------------

COMPENSATION EXPENSE - ESSOP  .     (    29,738)  (    22,006)         ....
----------------------------                      -----------   -----------

LOSS BEFORE INCOME TAX
----------------------
  BENEFIT--forwarded.............   (   249,077)  (   324,985)  (   564,219)
  -------

TYGART MOULDING CORPORATION
---------------------------

Statements of Loss and Retained Earnings--(Cont'd)
----------------------------------------
Year Ended December 31, 1995 and
--------------------------------
  Nine-Month Periods Ended September 30, 1995 and 1996
  ----------------------------------------------------
(See Report of Independent Accountants)


                                     Year Ended         Nine Month Periods
                                    December 31,        Ended September 30,
                                                    --------------------------
                                        1995           1995            1996
                                        ----           ----            ----
                                      (Audited)      (Compiled)     (Compiled)
LOSS BEFORE INCOME TAX
----------------------
  BENEFIT--brought forward.......   ($  249,077)    ($  324,985)  ($  564,219)
  -------

INCOME TAX BENEFIT...............       210,000         240,000       217,000
------------------                  -----------     -----------   -----------

NET LOSS.........................   (    39,077)    ($   84,985)  (   347,219)
--------

RETAINED EARNINGS, BEGINNING
----------------------------
  OF YEAR AND PERIOD,
  -------------------
  RESPECTIVELY...................     1,142,284                     1,103,207
  ------------                      -----------                   -----------

RETAINED EARNINGS, END OF
---------------------------------
  YEAR AND PERIOD,
  ----------------
  RESPECTIVELY...................   $ 1,103,207                   $   755,988
  ------------                      ===========                   ===========




                 (The accompanying notes are an integral part
                        of these financial statements)

                         TYGART MOULDING CORPORATION
                         ---------------------------

                           Statements of Cash Flows
                            -----------------------
                       Year Ended December 31, 1995 and
                       --------------------------------
             Nine-Month Periods Ended September 30, 1995 and 1996
             ----------------------------------------------------
                    (See Report of Independent Accountants)


                                        Year Ended        Nine-Month Periods
                                        December 31,      Ended September 30,
                                                          -------------------
                                           1995         1995         1996
                                        ----------   ----------   ----------
                                         (Audited)   (Compiled)   (Compiled)
CASH FLOWS FROM OPERATING
-------------------------
  ACTIVITIES
  ----------
    Net loss........................     ($ 39,077)   ($ 84,985)   ($347,219)
    Adjustments to reconcile
      net loss to net cash
      provided by operating
      activities:
        Net (gain) loss on asset
          disposition...............     (   2,275)   (   2,275)      35,967
        Depreciation................       261,239      197,442      186,416
        Amortization of loan
          costs.....................         9,510        7,134        7,134
        Compensation expense -
          ESSOP.....................        29,738       22,006         ....
        (Increase) decrease in:
          Accounts receivable.......        19,207       76,084       16,369
          Inventory.................       568,083      354,424      651,330
          Prepaid expenses and
            other assets............        19,373       20,164        2,494
          Income tax refunds                95,479       95,479       39,545
        Increase (decrease) in:
          Accounts payable..........        48,739    (  23,886)   ( 131,143)
          Other current
            liabilities.............        33,896    (   1,843)      84,503
          Bank overdraft............     ( 406,513)   ( 233,057)        ....
          Deferred income taxes.....     ( 162,521)   ( 192,521)   ( 217,000)
                                          --------     --------     --------
            Net cash provided by
              operating
              activities............       474,878      234,166      328,396
                                          --------     --------     --------

CASH FLOWS FROM INVESTING
-------------------------
  ACTIVITIES
  ----------
    Payments for property and
      equipment.....................     (  84,787)   (  84,787)   (  15,602)
    Proceeds from sales of
      equipment.....................        35,000       35,000         ....
                                          --------     --------     --------

        Net cash used in
          investing activities......     (  49,787)   (  49,787)   (  15,602)
                                          --------     --------     --------

TYGART MOULDING CORPORATION
---------------------------

Statements of Cash Flows
------------------------
Year Ended December 31, 1995 and
--------------------------------
 Nine-Month Periods Ended September 30, 1995 and 1996
 ----------------------------------------------------
(See Report of Independent Accountants)


                                        Year Ended     Nine-Month Periods
                                        December 31,   Ended September 30,
                                                     -----------------------
                                           1995         1995         1996
                                        ----------   ----------   ----------
                                          (Audited)   (Compiled)   (Compiled)
CASH FLOWS FROM FINANCING
-------------------------
 ACTIVITIES
 ----------
   Net line of credit draws
     (payments).....................    $  114,904   $  196,904    ($  6,000)
   Principal payments on debt.......     ( 337,687)   ( 272,110)   ( 168,089)
   Payments on stockholders/
     officer debt...................     (  95,000)   (  95,000)        ....
   Amount paid to purchase
     terminated employees'
     stock vested with ESSOP........     (   6,693)   (   6,693)        ....
                                          --------     --------    ---------

         Net cash used in
           financing activities          ( 324,476)   ( 176,899)   ( 174,089)
                                          --------     --------     --------
NET INCREASE IN CASH AND CASH
-----------------------------
 EQUIVALENTS........................       100,615        7,480      138,705
 -----------

CASH AND CASH EQUIVALENTS,
--------------------------
 BEGINNING OF YEAR AND PERIODS,
 ------------------------------
 RESPECTIVELY.......................        28,760       28,760      129,375
 ------------                           ----------   ----------   ----------

CASH AND CASH EQUIVALENTS, END OF
---------------------------------
 YEAR AND PERIODS, RESPECTIVELY         $  129,375   $   36,240   $  268,080
 ------------------------------         ==========   ==========   ==========


SUPPLEMENTAL DISCLOSURE OF CASH
-------------------------------
 FLOW INFORMATION
 ----------------
   Cash paid during the year/
     periods for:
       Interest.....................    $  369,292   $  303,867   $   95,645
                                        ==========   ==========   ==========






                 (The accompanying notes are an integral part
                        of these financial statements)

                          TYGART MOULDING CORPORATION
                          ---------------------------

                         Notes to Financial Statements
                         -----------------------------


NATURE OF BUSINESS
------------------

  Tygart Moulding Corporation has been in the business of manufacturing moulding, flooring, and paneling from lumber and wood products at its plant in Beverly, West Virginia since 1953. The Company sells and distributes these products in West Virginia and those states contiguous with West Virginia. On April 30, 1993, Ivy Industries, Inc. was merged into Tygart Moulding Corporation and became the Ivy Industries Division of Tygart Moulding Corporation.

  Ivy Industries manufactures finished picture mouldings and frames and finishes architectural mouldings and doors in Charlottesville, Virginia and wholesales these items across the United States. It also operates retail stores in Charlottesville, Richmond, Hampton, and Virginia Beach, Virginia under the trade name of Picture Parts.

SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL POLICIES
--------------------------------------------------------

  Accounting and Reporting
  ------------------------

    The accounting and reporting policies of the Company conform to generally accepted accounting principles, which is on the accrual basis of accounting. The Company has a June 30 year end for income tax reporting.

  Cash and Cash Equivalents
  -------------------------

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash deposited at the same banking institution in amounts greater than $100,000 are uninsured and subject to risk of loss.

  Accounts Receivable
  -------------------

    The Company uses the direct write-off method for the recognition of bad debts. Management does not feel that an allowance for bad debts is necessary, since its estimate of potential write-offs in the accounts is not significant as of the balance sheet dates.

    The Company's receivables, in the ordinary course of its business, generally are not secured and subject to certain credit risks.

  Inventories
  -----------

    Inventories are stated at lower of cost or market on the first-in, first-out basis and consist of the following:

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL POLICIES--(Cont'd)
--------------------------------------------------------

Inventories--(Cont'd)
-----------

                                            December 31,   September 30,
                                                1995          1996
                                                ----          ----
      Raw materials and purchased goods...   $  487,585    $  205,595
      Work in progress....................      472,788       418,963
      Finished goods .....................    1,431,929     1,116,414
                                             ----------    ----------

                                             $2,392,302    $1,740,972
                                             ==========    ==========

    All intracompany profit has been eliminated from the carrying value of the inventories.

  Property, Plant and Equipment
  -----------------------------

    Property, plant and equipment are recorded at cost and are depreciated using the straight-line method over lives ranging from 30-40 years for buildings and 5-15 years for leasehold improvements (based on the lease terms), and from 5-15 years for furniture, fixtures, equipment, and vehicles. Refer to the MERGER note for assets purchased in the merger with Ivy Industries, Inc. on April 30, 1993.

  Other Assets
  ------------

    At April 30, 1993, the Company capitalized $66,575 of costs paid to procure new borrowings and a new line of credit facility from NationsBank. These costs are being amortized at $9,510 per year over the 84-month term of the notes.

  Accrued Vacation and Leave Pay
  ------------------------------

    All vacation and leave time which has been earned, but not used by employees of the Company as of the balance sheet dates, has been accrued at the employee's current rate of pay and charged against income in the period earned.

  Income Taxes
  ------------

    Deferred income taxes are provided on temporary differences related to accelerated depreciation deductions allowed for income tax purposes as compared to book depreciation over the actual estimated useful lives of the assets, deferred deductible differences for unpaid vacation and leave pay accruals, and costs capitalized into inventory based on IRC Section 263A, less net operating loss carryforwards and AMT credit carryforwards. Any future income tax liability/asset is estimated based on the federal and state statutory rates currently in effect.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


SUMMARY OF SIGNIFICANT ACCOUNTING AND FINANCIAL POLICIES--(Cont'd)
--------------------------------------------------------

  Advertising Costs
  -----------------

    The Company expenses the production costs of advertising as incurred. Advertising expenses amounted to $100,775 and $24,870 for the year ended December 31, 1995 and the nine-month period ended September 30, 1996, respectively.

  Accounting Estimates
  --------------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
-----------------------------------------

  Effective December 31, 1992, the Company adopted an Employee Savings and Stock Ownership Plan (ESSOP) where the ESSOP purchased 53,620 shares of two stockholders' common stock to be held in a trust created by the ESSOP. The Company is guarantor on the note used to purchase these shares in the original amount of $1,600,020, as well as the remaining liability from the assumption of Ivy Industries, Inc.'s ESSOP obligation at the time of merger. The recognition of this note was an offsetting and equal reduction of equity termed Deferred Compensation.

  Beginning in 1994, the Company began accounting for its ESSOP in accordance with Statement of Position 93-6. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service (principal and interest) paid and accrued through the filing of the income tax return. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares. For the year ended December 31, 1995, an independent appraisal of the Company's common stock was completed July 12, 1996 at a value per share of
  $4.85.   As of September 30, 1996, there were no shares committed to be released by NationsBank. The ESSOP shares as of December 31, 1995 and September 30, 1996 were as follows:

                                                December 31, September 30,
                                                    1995         1996
                                                    ----         ----

      Committed to be released shares........     6,131.40          ....
      Estimated fair market value per share    x  $   4.85  x  $    ....
                                                  --------     ---------

        Compensation expense.................     $  29,738    $    ....
                                                  =========    =========

      ESSOP debt principal paid..............     $ 325,395     $114,715
      Less:  Difference in fair market
        value of shares......................     ( 295,657)   ( 114,715)

          Compensation expense .............      $  29,738    $    ....
                                                  =========    =========

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN--(Cont'd)
-----------------------------------------

  As an incentive for employees to contribute pre-tax income to the 401(k) savings portion of the ESSOP, the Company has agreed to match the employee's 401(k) contribution at the rate of 50%, with no matching on contribution amounts over 4% of the employee's annual compensation. The match is made with Company shares held in the trust created by the ESSOP. All employees who meet the specified criteria of the plan with over 1,000 hours of service are eligible to participate in the plan. Effective October 10, 1996, the Employee Savings and Stock Ownership Plan was terminated.

DEFERRED COMPENSATION
---------------------

  As the Company pays principal on the ESSOP debt, the balance of deferred compensation (equity) is decreased by an equal amount. However, the December 31, 1995 payment due on the ESSOP debt was not received by the bank until January, 1996, but the Company recorded compensation expense, reduced the deferred compensation, and calculated the release of shares to the ESSOP as if paid on December 31, 1995. Accordingly, the matching ESSOP debt and deferred compensation can be reconciled as follows:

                                             December 31, September 30,
                                                 1995        1996
                                                 ----        ----
      Deferred compensation ................  $1,776,771   $1,662,056
      December ESSOP principal .............      28,181         ....
                                              ----------   ----------

        ESSOP debt principal ...............  $1,804,952   $1,662,056
                                              ==========   ==========

LINE OF CREDIT
--------------

  The Company is obligated on a line of credit to NationsBank for $1,539,000 at December 31, 1995 and $1,533,000 at September 30, 1996. Interest is payable monthly at a rate of prime plus 2%. The maximum limit subject to borrowing base restrictions on this line of credit is $1,700,000 and is secured by all real estate, equipment, furniture and fixtures, accounts receivable, and inventory. The borrowing base for the amount of the loan may not exceed 75% of the eligible accounts receivable plus 50% of the eligible inventory. The Company had exceeded the borrowing base on the line at December 31, 1995. The line expired March 31, 1996.

NOTES PAYABLE
-------------

  Notes payable of the Company are summarized below:

                                               December 31,  September 30,
                                                  1995           1996
                                                  ----           ----
    ESSOP note payable to NationsBank in 84
      monthly installments of principal,
      plus interest at 6.5% from May, 1993
      through April, 2000 ..................    $1,536,523    $1,525,385

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


NOTES PAYABLE--(Cont'd)
-------------

                                                     December 31,  September 30,
                                                         1995          1996
                                                         ----          ----
    ESSOP note payable to NationsBank with
      monthly payments of principal and
      interest at 90% of the prime rate from
      May, 1993 through September, 1996 .........     $  268,429  $  136,671

    Note payable to NationsBank on 84-month
      amortization schedule of principal and
      interest at 8.2%, with a balloon
      payment of $273,688 on April 30, 2000              361,832     356,268
                                                      ----------  ----------

        Total notes payable...................        $2,166,784  $2,018,324
                                                      ==========  ==========

  The notes payable to NationsBank represent the guarantee of the Company for the purchase of common stock by the ESSOP and $400,000 of additional borrowing to pay off pre-merger existing debt. The notes are secured by all real estate, equipment, furniture and fixtures, accounts receivable, and inventory.

  The notes payable and line of credit to NationsBank (as amended) contain financial covenants which require the maintenance of tangible net worth of not less than $1,200,000 as of December 31, 1995. These covenants also require the maintenance of a debt-to-equity ratio of not greater than 3.75 to 1, a current ratio of not less than 1.20 to 1, and a debt coverage ratio of not less than 1.50 to 1 for the year ended December 31, 1995. Other covenants restrict the purchase and sale of assets, additional borrowings, stock redemptions, payment of dividends, and stockholder, officer, and employee loans.

  These agreements also state that the Company must maintain a net worth of not less than $1,500,000 at December 31, 1996, and the ratio of total liabilities to net worth cannot exceed 2.5 to 1 as of that date.

  The Company was in technical default on the Tangible Net Worth, Leverage, Current, and Debt Coverage ratio covenants at December 31, 1995, and has not received a waiver from the Bank regarding these technical defaults. Also, the Company was in default of the loan payments and interest on all notes after April, 1996. Accordingly, the notes are due on demand by the Bank and are classified as current liabilities on the Balance Sheet at December 31, 1995 and September 30, 1996.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


NOTES PAYABLE--(Cont'd)
-------------

  Maturities of long-term liabilities are as follows for the next five years (assuming they are not called by the bank):

      1996 ............................................  $  401,017
      1997 ............................................     404,283
      1998 ............................................     440,018
      1999 ............................................     478,911
      2000 ............................................     442,555
                                                         ----------

        Total .........................................  $2,166,784
                                                         ==========

CAPITAL LEASES
--------------

  Capital lease obligations of the Company are summarized below:

                                                December 31,   September 30,
                                                    1995           1996
                                                    ----           ----
  Lease payable to Centura Bank in 60
    monthly payments of $2,377,
    including interest at an implicit
    rate of 10.5%, with a buyout of
    $12,000 in September, 1999;
    secured by a kiln...................           $ 93,918    $ 80,526

  Lease payable to Facility Capital Corp.
    in 60 monthly payments of $703,
    including interest at an implicit
    rate of 15%, with a buyout of $3,069
    in September, 1999; secured by a
    boiler..............................             23,460      20,177

  Lease payable to Business Credit
    Leasing in 36 monthly payments of
    $372, including interest at an
    implicit rate of 20% through August,
    1997; secured by computer system....              5,968       3,014
                                                   --------    --------
          Total capital lease obligation            123,346     103,717
  Less:  Current portion ...............          (  25,886)  (  29,703)

            Capital lease obligations,
              long-term.................           $ 97,460    $ 74,014
                                                   ========    ========
Obligations under these lease arrangements are as follows:

                                    Total                      Net
                                    Payments     Interest   Obligation
                                    --------     --------   ----------
  1996..........................    $ 38,762     $ 12,876    $ 25,886
  1997..........................      39,939        9,209      30,730
  1998..........................      36,963        5,738      31,225
  1999..........................      37,444        1,939      35,505
                                    --------     --------    --------

      Total.....................    $153,108     $ 29,762    $123,346
                                    ========     ========    ========

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


COMMITMENTS AND CONTINGENCIES
-----------------------------

  The Company has entered into lease agreements for retail store space at six locations. The lease terms are typically for five years with an option to extend for five additional years, and some include provisions for additional rent based on gross sales volume. One store's lease was terminated in 1996, which obligated the Company to pay a $35,000 termination fee. The Company paid $18,000 of this fee on February 1, 1996 and will pay the remaining $17,000, evidenced by a promissory note, in twelve monthly installments beginning February 1, 1996. Lease expense was $366,481 and $286,406 for the year ended December 31, 1995 and for the nine months ended September 30, 1996 under these agreements, respectively.

  Approximate minimum future obligations of base rent under these lease arrangements as of any December 31, 1995 are as follows:

        1996 ...........................................  $300,000
        1997 ...........................................   249,000
        1998 ...........................................   237,000
        1999 ...........................................   148,000
        2000 ...........................................    20,000
                                                          --------

          Total ........................................  $954,000
                                                          ========

  In 1996, the Company closed two of its retail stores, the Pocono Green store in Richmond, and the Townside store in Roanoke and incurred a loss of approximately $35,000.

  On or after May 1, 1996, stockholders owning approximately 22% of the Company's stock have the irrevocable right to sell the Company their stock at the fair value as of the date of redemption. The Company has the option to fulfill this obligation with a five-year note with annual installments to redeem the shares from the date of written notice from the shareholder, or the ESSOP can purchase the shares within one year. NationsBank prohibited these stockholders from exercising their right to sell the shares in 1996.

  The Company is contingently obligated under the Tygart Moulding Employee Savings and Stock Ownership Plan to provide a "put option" to any participants who receive a distribution of Company stock upon the participant's termination, reaching retirement age, becoming disabled, or death. The "put option" shall permit the participant (or beneficiary) to sell such Company stock to the Company at any time during two option periods, at the then fair market value of the stock. The Company also has the "right of first refusal" to buy back Company stock distributed to participants if the participant has received a bona fide offer from an independent buyer. The Company has made discretionary cash contributions to the Plan each year to begin funding this future repurchase liability obligation, which approximates $165,000 as of December 31, 1995, based on the release of approximately 34,000 shares at the independent appraised value of $4.85 per share. At September 30, 1996, the value of these shares was approximately $6,000 as determined by Company management.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


COMMITMENTS AND CONTINGENCIES--(Cont'd)
-----------------------------

  Effective April 30, 1993, a pre-merger stockholder of Tygart Moulding Corporation (not eligible for some ESSOP benefits) has entered into a phantom stock agreement with the Company which will provide for essentially the same benefits as would be provided under the ESSOP plan. As of January 1, 1995, the Company had issued 135.1547 shares of phantom stock to this individual with a value of $650, which is 100% vested.

INCOME TAXES
------------

  The Company's benefit for income taxes differs from applying statutory income tax rates to the book loss primarily due to the difference between the cost and fair market value of the committed-to-be-released ESSOP shares, as follows:

                                               December 31, September 30,
                                                   1995         1996
                                                   ----         ----

    Net loss before income taxes.........       ($249,077)   ($564,219)
    Differences in fair market value of
      released shares....................       ( 295,657)        ....
                                               ----------   ----------
                                                ( 544,734)   ( 564,219)
    Estimated tax rate...................         x  38.5%     x  38.5%
                                               ----------   ----------
                                                  209,723      217,224
    Tax benefit rounding.................             277    (     224)
                                               ----------   ----------

    Income tax benefit...................      $  210,000   $  217,000
                                               ==========   ==========

      Comprised of:
        Current tax receivable...........      $   47,479   $     ....
        Deferred tax decrease............         162,521      217,000
                                               ----------   ----------

                                               $  210,000   $  217,000
                                               ==========   ==========

  The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                 December 31,   September 30,
                                                      1995           1996
                                                      ----           ----
    Deferred tax assets:

      Section 263A inventory ................      ($ 48,000)      ($ 32,000)
      Vacation and sick pay .................      (  50,000)      (  38,000)
      Net operating loss carryovers .........      ( 270,000)      ( 524,000)
      AMT credit carryover ..................      (  27,000)      (   2,000)
      Other .................................      (  15,000)      (  18,000)
                                                    --------        --------
        Total ...............................      ( 410,000)      ( 614,000)

    Deferred tax liabilities:

      Tax greater than book accumulated
        depreciation.........................     $  650,437        $637,437
                                                  ----------        --------

          Net deferred tax liability.........     $  240,437        $ 23,437
                                                  ==========        ========


TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------

INCOME TAXES--(Cont'd)
------------

                                                     December 31,  September 30,
                                                         1995          1996
                                                         ----          ----
 Presented in the accompanying balance sheets as:

  Deferred tax asset (current) .......                ($ 93,000)    ($ 70,000)
  Deferred tax liability (long-term) .                  333,437        93,437
                                                       --------      --------

   Net deferred tax liability.........                 $240,437     $  23,437
                                                       ========     =========

  For income tax purposes, the Company has approximately $700,000 of net operating loss carryforwards from Ivy Industries, Inc. to reduce future taxable income through 2007. Due to the change in ownership rules, the utilization of these net operating losses is limited to approximately $60,000 per year, which carry over if not utilized. The Company also has approximately $2,000 in AMT credit carryovers which can be used to offset regular federal tax liabilities indefinitely.

RELATED PARTY TRANSACTIONS
--------------------------

  Immediately upon merging with Ivy Industries, Inc., the Tygart Moulding Employee Savings and Stock Ownership Plan (ESSOP) purchased 53,620 shares from two of the pre-merger stockholders of Tygart Moulding Corporation for $1,600,020. The merger agreement also contains various employment, covenants not to compete, and pension agreements with the pre-merger stockholders of Tygart Moulding Corporation which stipulate work requirements for a stockholder/ officer of the Company, a general agreement for the pre-merger stockholders not to compete with the Company under specified conditions, and a phantom stock agreement for one of the pre-merger stockholders, essentially equivalent to other employees' ESSOP arrangements.

  Prior to the merger, the pre-merger stockholders were issued notes for $160,125 relating to previous commitments which had not been paid. The Company paid $100,125 on these notes in 1994. The remaining $60,000 note was paid during 1995.

  Note payable to officer consists of a demand note due January 26, 1996 of $200,000 which pays interest at the bank's rate. The note is unsecured and upon the occurrence of an event of default under the credit agreement with NationsBank, or if making of any payment on this note would cause an event of default, the indebtedness evidenced by this instrument shall be subordinated to the prior payment in full of all obligations of the Company under the credit agreement with NationsBank. Accordingly, it is classified as a long-term liability.

  The Company also owed a stockholder/officer of the Company on an unsecured demand note of $35,000 as of December 31, 1994, which was fully paid in 1995.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


RELATED PARTY TRANSACTIONS--(Cont'd)
--------------------------

  The trustees of the ESSOP (which holds approximately 74% of the Company's stock) are also stockholders and officers of Tygart Moulding Corporation.

  Several stockholders/officers of the Company set up the LPS Limited Liability Company (LLC) to purchase lumber and sell it to the Company. During 1995, this LLC purchased and sold lumber to the Company amounting to approximately $325,000. There was no amount owed to LPS as of December 31, 1995, and there was no inventory in transit between the companies and no formal commitments by the Company to purchase any additional inventory.

  During 1995, the Company sold a 1987 International Truck to a shareholder for $15,000, which resulted in a gain of $12,280. The Company also has an informal leasing arrangement with the same shareholder for approximately $550 per month.

  The Company also leases a building from a shareholder for approximately $600 a month, again under an informal arrangement.

MERGER
------

  On April 30, 1993, Ivy Industries, Inc. was merged into Tygart Moulding Corporation in a tax-free reorganization under Section 368 of the Internal Revenue Code. The merger was accomplished by recapitalizing Tygart Moulding Corporation's common stock in a 615.25-for-one stock split and then issuing 34,816 shares of Tygart Moulding Corporation 10c par common stock in a one-for-one stock swap with the shareholders of Ivy Industries, Inc. Immediately following the merger, Ivy Industries, Inc. was liquidated and Tygart Moulding Corporation was the surviving Company.

  Because of a pre-arrangement for the Tygart Moulding ESSOP to purchase 53,620 shares of the pre-merger stockholders' shares for $1,600,020 upon completion of the merger on April 30, 1993, pooling was precluded, and the transaction has been accounted for as a purchase of Ivy Industries, Inc. as follows:

    Independent appraisal of the fair market value
      of Ivy Industries, Inc. .....................  $1,038,909

    Ivy Industries, Inc. net stockholders' equity,
      April 30, 1993 ..............................     736,027
                                                     ----------

        Excess of fair market value (purchase
          price) over book value ..................  $  302,882
                                                     ==========


TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------

MERGER--(Cont'd)
------

  Consequently, the assets and liabilities of Ivy Industries, Inc. were assumed and recorded on the books of Tygart Moulding Corporation on April 30, 1993 at their respective fair market values which, except for the building, were not significantly different from their book values as of that date. The $302,882 excess of fair value over book value was allocated to the building based upon recent independent appraisals and will be depreciated over the estimated life of the building. The original cost of the fixed assets and the accumulated depreciation was carried over from Ivy Industries' books, rather than transferring the net value of the assets, to maintain a continuity of depreciation records for these assets.

  Subsequent to the merger, the directors of Ivy Industries, Inc. and the related ESSOP became directors of Tygart Moulding Corporation and the related ESSOP.

EQUITY TRANSACTIONS
-------------------

  During the year ended December 31, 1995, the Company repurchased shares of terminated employees. Accordingly, the Company paid $6,693 for 690 shares of its common stock, which were then retired. The effect on equity was as follows:

                                         Common Stock  Paid-In Capital
                                         ------------  ---------------
Balance, December 31, 1994............    $10,799        $1,772,677
Repurchase of 690 shares at 10c
 par value ...........................   (     69)      (     6,624)
Difference between fair market and
 cost of committed-to-be-released
 shares from ESSOP....................       ....       (   295,657)
                                          -------        ----------
Balance, December 31, 1995............    $10,730        $1,470,396
                                          =======        ==========
                                         Common Stock  Paid-In Capital
                                         ------------  ---------------
Balance, December 31, 1995............    $10,730        $1,470,396
Payment of ESSOP principal, no
 shares released......................       ....       (   114,715)
                                          -------        ----------
Balance, September 30, 1996...........    $10,730        $1,355,681
                                          =======        ==========

MAJOR VENDORS
-------------

  The Company purchased approximately 40% of its lumber from one vendor during the year ended December 31, 1995.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

  The following table summarizes the carrying amounts and estimated fair values of the Company's significant financial instruments for which it is practicable to estimate that value at December 31, 1995:

                                                           Estimated
                                           Carrying           Fair
                                            Amount            Value
                                            ------            -----
    Cash and cash equivalents .........    $  129,375     $  129,375
    Notes payable .....................    $3,905,784     $3,905,784

  The following table summarizes the carrying amounts and estimated fair values of the Company's significant financial instruments for which it is practicable to estimate that value at September 30, 1996:

                                                            Estimated
                                           Carrying           Fair
                                            Amount            Value
                                            ------            -----
    Cash and cash equivalents .........    $  268,080     $  268,080
    Notes payable .....................    $3,751,324     $3,751,324

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

    Cash and Cash Equivalents - The carrying amount approximates fair value
    -------------------------
    because of the short maturity of those instruments.

    Notes Payable - The estimated fair value of notes payable is based on the
    -------------
    current rates offered for debt of the same remaining maturities.

RECLASSIFICATIONS
-----------------

  Certain accounts on these financial statements have been reformatted or reclassified from the previously issued audit report. Except for the reclassification of the NationsBank Notes Payable as currently due, these changes are not material to the overall presentation of the financial statements.

SUBSEQUENT EVENTS
-----------------

  On December 31, 1996, The Eastwind Group, Inc. entered into an agreement to purchase all the assets of Tygart Moulding Corporation for approximately $3.55 million to pay off the existing NationsBank notes and assume certain other liabilities of the Company. The financial statements have not been adjusted for the effects of this transaction.

TYGART MOULDING CORPORATION
---------------------------

Notes to Financial Statements--(Cont'd)
-----------------------------


SUBSEQUENT EVENTS--(Cont'd)
-----------------

  Effective October 10, 1996, the Employee Savings and Stock Ownership Plan was terminated.

                            THE EASTWIND GROUP, INC.
                            ------------------------
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                    ----------------------------------------
                              BASIS OF PRESENTATION
                              ---------------------

The following unaudited pro forma consolidated financial statements should be read in conjunction with The Eastwind Group, Inc. ("Eastwind") historical consolidated financial statements and notes thereto filed with Eastwind's annual report on Form 10-KSB for the year ended December 31, 1995, the quarterly report of Form 10-QSB for the quarter ended September 30, 1996, Form 8-K/A dated December 31, 1996, and the Form 8-K dated December 31, 1996, and the historical financial statements and notes thereto of Tygart Moulding Corporation ("Tygart") filed pursuant to item 7(a) of this report on Form 8-K/A.

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996, give effect to the acquisition of Tygart by Eastwind as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1996, gives effect to the acquisition as if it had occurred on that date. The pro forma results are not necessarily indicative of results of operations had the acquisition taken place at the beginning of the year.

                            THE EASTWIND GROUP, INC.
                            ------------------------
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            --------------------------------------------------------


                                                           For the Year Ended December 31, 1995
                                           -----------------------------------------------------------------------
                                                                             Pro Forma
                                             Eastwind          Tygart       Adjustments                Pro Forma
                                           -------------   -------------   -------------             -------------
NET SALES                                  $  34,211,000   $   8,715,000   $          --             $  42,926,000

COST OF GOODS SOLD                            25,896,000       5,975,000        (402,000)(B)(E)(C)      31,469,000
                                           -------------   -------------   -------------             -------------

      Gross profit                             8,315,000       2,740,000         402,000                11,457,000

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSE
                                               7,689,000       2,593,000        (118,000)(B)(D)(C)      10,164,000
                                           -------------   -------------   -------------             -------------

      Operating income                           626,000         147,000         520,000                 1,293,000

  INTEREST EXPENSE                             1,301,000         396,000         (16,000)(A)             1,681,000
                                           -------------   -------------   -------------             -------------
      Loss before extraordinary item
        and tax benefit                         (675,000)       (249,000)        536,000                  (388,000)

EXTRAORDINARY LOSS ON EARLY
  EXTINGUISHMENT OF DEBT                        (218,000)             --              --                  (218,000)
                                           -------------   -------------   -------------             -------------

      Loss before income tax benefit            (893,000)       (249,000)        536,000                  (606,000)

INCOME TAX BENEFIT                                15,000         210,000        (210,000)(F)                15,000
                                           -------------   -------------   -------------             -------------

NET LOSS                                        (878,000)  $     (39,000)  $     326,000             $    (591,000)
                                           =============   =============   =============             =============


PREFERRED STOCK DIVIDENDS                        (54,000)                                                  (54,000)
                                           -------------                                             -------------

NET LOSS AVAILABLE TO
  COMMON STOCKHOLDERS                      $    (932,000)                                            $    (645,000)
                                           =============                                             =============

EARNINGS PER COMMON
  SHARE                                    $        (.80)                                            $        (.55)
                                           =============                                             =============

SHARES USED IN COMPUTING
  EARNINGS PER COMMON
  SHARE                                        1,167,982                                                 1,167,982
                                           =============                                             =============

         The accompanying notes are an integral part of this statement.

                            THE EASTWIND GROUP, INC.
                            ------------------------
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            --------------------------------------------------------


                                                        For the Nine Months Ended September 30, 1996
                                           -----------------------------------------------------------------------
                                                                             Pro Forma
                                             Eastwind         Tygart        Adjustments               Pro Forma
                                           -------------   -------------   -------------             -------------
NET SALES                                  $  28,412,000   $   5,574,000   $          --             $  33,986,000

COST OF GOODS SOLD                            21,735,000       4,038,000        (294,000)(B)(C)(E)      25,479,000
                                           -------------   -------------   -------------             -------------
      Gross profit                             6,677,000       1,536,000         294,000                 8,507,000

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                       6,138,000       1,837,000         (64,000)(B)(C)          7,911,000
                                           -------------   -------------   -------------             -------------
      Operating income (loss)                    539,000        (301,000)        358,000                   596,000

  INTEREST EXPENSE                               875,000         263,000          22,000(A)              1,160,000
                                           -------------   -------------   -------------             -------------

      Loss before income taxes                  (336,000)       (564,000)        336,000                  (564,000)

INCOME TAXES (Benefit)                           120,000        (217,000)        217,000(F)                120,000
                                           -------------   -------------   -------------             -------------

NET LOSS                                        (456,000)  $    (347,000)  $     119,000                  (684,000)
                                                           =============   =============

PREFERRED STOCK DIVIDENDS                        (98,000)                                                  (98,000)
                                           -------------                                             -------------

NET LOSS AVAILABLE TO
  COMMON STOCKHOLDERS                      $    (554,000)                                            $    (782,000)
                                           =============                                             =============

EARNINGS PER COMMON
  SHARE                                    $        (.27)                                            $        (.38)
                                           =============                                             =============

SHARES USED IN COMPUTING
  EARNINGS PER COMMON
  SHARE                                        2,035,628                                                 2,035,628
                                           =============                                             =============



         The accompanying notes are an integral part of this statement.

                            THE EASTWIND GROUP, INC.
                            ------------------------

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
            --------------------------------------------------------


                                                                             September 30, 1996
                                               --------------------------------------------------------------------------
                                                                                         Pro Forma
                                                   Eastwind             Tygart          Adjustments          Pro Forma
                                               ----------------    --------------     --------------     ----------------
                    ASSETS
                    ------

CURRENT ASSETS:

   Cash and cash equivalents                   $      2,217,000    $      268,000     $     (310,000)    $      2,175,000
   Accounts receivable                                8,198,000           315,000                --             8,513,000
   Inventories                                        2,188,000         1,741,000                --             3,929,000
   Prepaid expenses                                     359,000           108,000            (70,000)             397,000
                                               ----------------    --------------     --------------     ----------------

           Total current assets                      12,962,000         2,432,000           (380,000)          15,014,000

PROPERTY, PLANT AND EQUIPMENT, NET                    5,128,000         2,503,000           (789,000)           6,842,000

INVESTMENTS                                             700,000               --                 --               700,000

OTHER ASSETS                                            737,000            34,000              1,000              772,000

GOODWILL                                              5,082,000               --                 --             5,082,000
                                               ----------------    --------------     --------------     ----------------

                                               $     24,609,000    $    4,969,000     $   (1,168,000)    $     28,410,000
                                               ================    ==============     ==============     ================

    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

CURRENT LIABILITIES:

   Lines of credit                             $      3,457,000    $    1,533,000     $     (784,000)    $      4,206,000
   Current portion of long-term debt                  1,370,000         2,048,000         (1,891,000)           1,527,000
   Accounts payable                                   4,332,000           185,000                --             4,517,000
   Accrued expenses                                   1,215,000           159,000                --             1,374,000
   Other current liabilities                            191,000           216,000           (167,000)             240,000
                                               ----------------    --------------     --------------     ----------------

           Total current liabilities                 10,565,000         4,141,000         (2,842,000)          11,864,000
                                               ----------------    --------------     --------------     ----------------

LONG-TERM DEBT                                        4,808,000           274,000          2,228,000            7,310,000
                                               ----------------    --------------     --------------     ----------------

OTHER NON-CURRENT LIABILITIES                           983,000            93,000            (93,000)             983,000
                                               ----------------    --------------     --------------     ----------------

REDEEMABLE SERIES B PREFERRED STOCK                     900,000               --                 --               900,000
                                               ----------------    --------------     --------------     ----------------

STOCKHOLDERS' EQUITY:

   Common stock                                         232,000            11,000            (11,000)             232,000
   Warrants outstanding                               1,233,000               --                 --             1,233,000
   Additional paid-in capital                         5,837,000         1,356,000         (1,356,000)           5,837,000
   Retained earnings                                     51,000           756,000           (756,000)              51,000
   Deferred compensation - ESOP                             --         (1,662,000)         1,662,000                  --
                                               ----------------    --------------     --------------     ---------------

           Total stockholders' equity                 7,353,000           461,000           (461,000)           7,353,000
                                               ----------------    --------------     --------------     ----------------

                                               $     24,609,000    $    4,969,000     $   (1,168,000)    $     28,410,000
                                               ================    ==============     ==============     ================

         The accompanying notes are an integral part of this statement.

                            THE EASTWIND GROUP, INC.
                            ------------------------

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
         --------------------------------------------------------------

1.    EASTWIND HISTORICAL:
      -------------------

The historical balances for the year ended December 31, 1995, and for the nine months ended September 30, 1996, represent the results of operations after giving effect to the acquisitions of The Polychem Division of the Budd Company, which occurred on March 10, 1995, and the acquisition of Centennial Printing Corporation, which occurred on October 17, 1996, as if the acquisitions occurred on January 1, 1995, as reported in the Company's Form 8-K/A filed December 31, 1996.

2.    TYGART ACQUISITION:
      ------------------

On December 31, 1996, a majority-owned subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of Tygart Moulding Corporation ("Tygart"). The total consideration paid by the Company was $3,564,000, of which $3,304,000 was financed through new debt incurred. The acquisition has been accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of Tygart based on the fair market values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The fair market value of the net assets acquired, based on an appraisal of property, plant and equipment and book value for other assets acquired and liabilities assumed, exceed the purchase price by approximately $____. For financial reporting purposes, this excess reduced the fair market value of property plant and equipment.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1995, and the nine months ended September 30, 1996, contain the results of Tygart for the twelve and nine months, respectively.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

A. Interest expense is reduced by $16,000 for the year ended December 31, 1995, and increased by $22,000 for the nine months ended September 30, 1996, to account for the debt incurred in the acquisition.

B. Reduction in depreciation expense of $156,000 and $107,000 for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively, based on the write down of property, plant and equipment discussed above.

C. Reduction in payroll expense of $429,000 and $322,000 resulting from the termination of employees offset by new management compensation of $115,000 and $86,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

D. Elimination of compensation expense of $30,000 for the year ended December 31, 1995 relating to the ESSOP terminated upon the purchase of Tygart.

E. Elimination of rent expense of $20,000 and $15,000 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively related to a facility lease not assumed by the Company.

F. The elimination of the federal tax benefit of $210,000 and $217,000 based on a pro forma consolidated loss before income taxes for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           THE EASTWIND GROUP, INC.

Date: March 17, 1997                       /s/ WILLIAM B. MILLER
                                           --------------------------------
                                           William B. Miller
                                           Senior Vice President and
                                           Chief Financial Officer